Exhibit 10.129

Execution Copy

CORTEX PHARMACEUTICALS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of June 25, 2012 (the “Effective Date”), between Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Samyang Optics Co., Ltd., a South Korean corporation (the “Purchaser”).

R E C I T A L S:

A. The Company proposes to borrow an aggregate sum in US dollars equivalent to Four Hundred Sixty-Five Million South Korean Won (~~W~~465,000,000) from the Purchaser in exchange for the issuance of a secured promissory note in the form attached hereto as Exhibit A (the “Note”), in accordance with the terms and conditions of the Agreement.

B. The Company also proposes to issue and sell a warrant to purchase Four Million (4,000,000) shares of common stock of the Company, with a par value of US$0.001 per share (the “Shares”), in the form attached hereto as Exhibit B (the “Warrant”), and the Purchaser wishes to purchase the Warrant, in accordance with the terms and conditions of the Agreement.

C. In connection with the execution of this Agreement, the Company and Purchaser are entering into a Security Agreement (as such may be amended, restated, supplemented or modified from time to time, the “Security Agreement”) in the form set forth in Exhibit C. The Security Agreement, among other things, provides that the Note issued hereunder shall be a secured obligation under such Security Agreement.

D. In connection with the execution of this Agreement, the Company and Samyang Optics Co. Ltd. are also entering into an Amendment to that certain Development and License Agreement dated as of January 11, 2012, by and between the Company and Samyang Optics Co. Ltd. (the “Amendment”) in the form set forth in Exhibit D.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Issuance of the Note. The Company hereby agrees to issue and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, the Note on the terms and conditions included herein. The closing of the purchase and sale of the Note contemplated hereunder (the “Closing”) shall be held as of the same date herewith or at such other time upon which the Company and the Purchaser shall mutually agree (the “Closing Date”); provided, however, that to the extent that the Company has not received the Purchase Price on or prior to the third (3rd) Business Day (as defined in Section 9(g) below) following the Effective Date, unless the Company otherwise expressly agrees in writing, this Agreement shall automatically terminate without penalty to the Company. On the Closing Date, the Company shall have received from the Purchaser via wire transfer an amount in US dollars equivalent to Four Hundred Sixty-Five Million South Korean Won (~~W~~465,000,000) (the “Purchase Price”) and the Company will issue and deliver to the Purchaser the Note.

2. Issuance of Warrant. On the Closing Date, the Purchaser shall be issued the Warrant. The initial exercise price of the Warrant shall be an amount per Share equal to the Weighted Average Closing Price of the Common Stock for the five (5) Trading Day period immediately prior to the Closing Date (as defined below). The parties hereby agree that the deemed exercise price per share of the Warrant shall be $0.056. For purposes of this Agreement:

(a) “Weighted Average Closing Price” shall mean the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted for trading on a Trading Market other than the OTC Bulletin Board or the Pink OTC Market, the volume-weighted average closing prices of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P., (B) if the Common Stock is then listed or quoted for trading on the OTC Bulletin Board, the volume-weighted average closing prices of the Common Stock on the OTC Bulletin Board, or (C) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the closing prices per share of the Common Stock so reported.

(b) “Trading Day” shall mean a day on which the principal Trading Market is open for trading.

(c) “Trading Market” shall mean a market or exchange on which the Common Stock is then listed or quoted for trading, including, without limitation, the NYSE Amex Equities Market, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the OTC Bulletin Board or a Pink OTC Market (or any successors to any of the foregoing).

3. Purchaser’s Representations. The Purchaser hereby represents and warrants to the Company as follows:

(a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by hereby and otherwise to carry out its obligations hereunder.

(b) The execution and delivery of the Agreement and performance by the Purchaser of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.

(c) The Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) The execution, delivery and performance by the Purchaser of the Agreement and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected, except in the case subparagraph (ii) such as could not have or reasonably be expected to have a material adverse effect on the Purchaser.

(e) The Purchaser is acquiring the Note and the Warrant, as well as the Shares underlying the Warrant, (collectively referred to with the Note and Warrant as the “Securities”), for the Purchaser’s own account and not as a nominee or agent for any other person, and not with the view to, or for sale in connection with, any distribution thereof.

(f) The Purchaser is an “accredited investor,” as the Purchaser is a person or entity described in one of the items in Annex A attached hereto.

(g) The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(i) The offer and sale of the Securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that, accordingly, they will not be transferable except as permitted under various exemptions set forth in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act, and that there will be a legend printed upon the Securities so indicating.

(j) The Securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless the Purchaser first provides to the Company and opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities’ law.

4. Company’s Representations. The Company hereby represents and warrants to the Purchaser as follows:

(a) The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by hereby and otherwise to carry out its obligations hereunder.

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(b) The execution and delivery of the Agreement and performance by the Company of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Company.

(c) The Agreement has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) The execution, delivery and performance by the Company of the Agreement and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case subparagraph (ii) such as could not have or reasonably be expected to have a material adverse effect on the Company.

(e) The authorized and outstanding capital stock of the Company is set forth on Schedule A attached hereto. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule A, there are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal, or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. Except as otherwise provided in the Company’s certificate of incorporation, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. The respective rights, preferences, privileges, and restrictions of the Company’s outstanding shares are as stated in the Company’s certificate of incorporation. All outstanding securities have been issued in compliance with all applicable securities laws.

(f) There is no action, suit, proceeding, or investigation (including without limitation any suit, proceeding, or investigation involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) against or adverse to the Company pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company intends to initiate.

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(g) The Company has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Note and the Warrant. Neither this Agreement, nor any other agreements, statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. Conditions to Closing of the Purchaser. The Purchaser’s obligation to purchase the Note and the Warrant at the Closing in accordance with the terms set forth herein is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) No Material Adverse Change. There shall have been no material adverse change in the Company’s business or financial condition.

(d) Security Agreement. The Company and Purchaser shall have executed and delivered the Security Agreement and such agreement shall be in full force and effect.

(e) Amendment. The Company and Purchaser shall have executed and delivered the Amendment and such agreement shall be in full force and effect.

6. Right of First Refusal. The Shares underlying the Warrant (the “Subject Shares”) may be sold by the Purchaser only in compliance with the provisions of this Section 6, and subject in all cases to compliance with applicable securities laws. Prior to any intended sale of more than an aggregate of 500,000 Subject Shares in any two (2) Business Day (as defined in Section 9(g) below) period, the Purchaser shall first give written notice (the “Offer Notice”) to the Company specifying (i) its bona fide intention to sell or otherwise transfer such Subject Shares and (ii) the number of Subject Shares the Purchaser proposes to sell (the “Offered Shares”). Within two (2) Business Days after receipt of the Offer Notice, the Company or its nominee(s) may elect to negotiate in good faith with the Purchaser to purchase all (not some) of such Offered Shares. In the event that the Company elects to purchase all (not some) of such Offered Shares, the Purchaser and the Company shall negotiate in good faith to consummate a transaction for such Offered Shares within five (5) Business Days following the Company’s election. If the Company and the Purchaser fail to agree upon a purchase price following good faith negotiation between the Company and the Purchaser, or otherwise any single share of the Offered Shares is not to be purchased by the Company, all the Offered Shares may be sold by the Purchaser without any of the restrictions set forth in this Section 6.

7. “Market Stand-Off” Agreement. The Purchaser agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, the Purchaser will not sell or otherwise transfer or dispose of any shares of common stock held by the Purchaser without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration

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statement filed by the Company with respect to such offering, as the Company or the underwriter may specify. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to any shares of common stock held by the Purchaser until the end of such period.

8. Board Representation.

(a) Appointment to Board of Directors and Committee. The Company will appoint one (1) individual reasonably acceptable to the Company, designated in writing by the Purchaser, who satisfies all regulatory requirements required to serve as a director of the Company (the “Purchaser Nominee”) to the Company’s Board of Directors. Effective upon his or her appointment to the Company’s Board of Directors, the Purchaser Nominee will be eligible (but not required) to serve as a member of the committees of the Board of Directors of the Company as determined by the Company’s Board of Directors, provided that, such Purchaser Nominee satisfies the requirements under applicable laws, rules and regulations, with regard to the appointment of members and their service on such committees. The Company’s Board of Directors will nominate the Purchaser Nominee for election at the next annual meeting of stockholders of the Company subject to satisfaction by the Purchaser Nominee of all legal and governance requirements regarding service as a director.

(b) Filling of Vacancy in Purchaser Board Position. If the Purchaser Nominee ceases prior to the next annual meeting of stockholders of the Company to serve as a director of the Company for any reason, the Company shall cause the vacancy created thereby to be filled by appointment of an individual designated in writing by Purchaser, who is determined, in accordance with the provisions of Section 8(a) above, to qualify as a Purchaser Nominee.

9. Miscellaneous.

(a) Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Entire Agreement. This Agreement and the exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether written or oral, and shall not be modified except by a writing signed by the parties hereto.

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the courts sitting in Hong Kong. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in Hong Kong for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and

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consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d) Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

(e) No Waiver. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event any party shall on any occasion fail to perform any term of this Agreement and the other parties shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement of that or any other term hereof on any other occasion.

(f) Severability. If any section of this Agreement is held invalid by any law, rule, order, regulation, or promulgation of any jurisdiction, such invalidity shall not affect the enforceability of any other sections not held to be invalid.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission prior to 5:30 p.m. Los Angeles time), on the day of delivery, (ii) if delivered by U.S. nationally recognized overnight courier service, on the next Business Day after mailing, or (iii) upon actual receipt by the party to whom such notice is required by be given. For purposes of this Agreement, “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

Notices shall be deemed to be deemed properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Purchaser, to:

Samyang Optics Co., Ltd

15th F, KT Tower 422, Teheran-ro,

Gang Nam Gu, Seoul, Korea

Attention:

Telephone:

Facsimile:

Email:

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(ii)	if to the Company:

Cortex Pharmaceuticals, Inc.

7700 Irvine Center Drive, Suite 750,

Irvine, California 92618

Attention: Chief Executive Officer

Telephone: (949) 727-3157

Facsimile: (949) 727-3657

Email: mvarney@cortexpharm.com

with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Telephone: (949) 725-4000

Facsimile: (949) 725-4100

Email: lcohn@sycr.com

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(i) Counterparts. This Agreement and any amendment thereof may be executed in two or more counterparts, each of which shall be deemed an original for all purposes. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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(Signature Page Follows)

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The Company and the Purchaser have executed this Agreement as of the Effective Date.

“Company”

CORTEX PHARMACEUTICALS, INC.

By:
Mark A. Varney, Ph.D.
President and Chief Executive Officer

“Purchaser”

SAMYANG OPTICS CO., LTD.

By:
Seung Chan, Kim
President and Chief Executive Officer

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ANNEX A

Accredited Investor

An “accredited investor” is:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose net worth, either individually or jointly with such person’s spouse, at the time of the such person’s purchase, exceeds $1,000,000, provided that such person shall not include the value of his or her primary residence as an asset, nor shall such person include the value of any mortgage debt securing such residence. However, if the person has mortgage debt that is in excess of the fair market value of his or her primary residence (also referred to as being “underwater”), and such excess mortgage debt is recourse debt, then the amount of such excess debt only shall be included as a liability when making the calculation.

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

8. Any entity in which all of the equity owners are accredited investors.

SCHEDULE A

Authorized and Outstanding Capital Stock

As of the date of the Agreement, authorized capital of the Company includes 205,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock; 205,000 shares have been designated as Series A Junior Participating Preferred Stock; 37,500 have been designated as Series B Convertible Preferred Stock; and 3,507,500 shares remain undesignated.

As of the date of the Agreement, the Company has 85,623,663 shares of Common Stock and 37,500 shares of Series B Convertible Preferred Stock outstanding.

As of the date of the Agreement, the Company’s issued and outstanding options and other securities convertible into, or exercisable for, shares of the Company’s Common Stock consist of the following:

1. 9,863,799 shares of Common Stock authorized for issuance under the Company’s 2006 Stock Incentive Plan; and

2. 4,917,226 shares of Common Stock subject to issued and outstanding options under the Company’s 1996 Stock Incentive Plan; and

3. 250,000 shares of Common Stock subject to issued and outstanding options outside of the Company’s 2006 Stock Incentive Plan and 1996 Stock Incentive Plan; and

4. 18,739,759 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; and

5. 37,500 shares of Series B Convertible Preferred Stock, each share of which is convertible into approximately 0.09812 shares of Common Stock; and

6. 72,249 shares of Common Stock potentially issuable upon repayment of an advance to fund the Company’s expenses for its clinical study in patients with Mild Cognitive Impairment, such number of shares based upon the balance of the advance and accrued interest as of April 30, 2012.

Each of the foregoing securities includes anti-dilution provisions in the event of stock dividends, stock splits or reclassifications of the Company’s Common Stock.

EXHIBIT A

Form of Note

Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE, PLEDGE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT (AS DEFINED BELOW).

SECURED PROMISSORY NOTE

CORTEX PHARMACEUTICALS, INC.

Principal Amount: U.S Dollar equivalent to ~~W~~465,000,000 KRW	Issue Date: June 25, 2012

Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of Samyang Optics Co., Ltd. (the “Holder”), U.S Dollar equivalent to the sum of Four Hundred Sixty-Five Million South Korean Won (~~W~~465,000,000) and any unpaid accrued interest hereon, upon the terms of this Secured Promissory Note (the “Note”). Unless earlier paid pursuant to the terms hereof or accelerated in connection with an Event of Default, the outstanding principal and accrued but unpaid interest shall be immediately due and payable on the twelve (12) month anniversary of the original Issue Date (the “Maturity Date”). Notwithstanding the foregoing, the Holder may demand repayment of the outstanding principal and accrued but unpaid interest at any time on or after the six (6) month anniversary of the original Issue Date; provided, however, that in the event of an earlier repayment demand by the Holder, the Company may elect to extend the such repayment period in its sole discretion to the nine (9) month anniversary of the original Issue Date in the event of an Extension Event, as defined in that certain letter agreement between the Company and Holder, dated as of the date hereof (the “Letter Agreement”). This Note has been issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of June 25, 2012 (the “Purchase Agreement”).

1. Interest. The unpaid principal balance of this Note shall bear simple interest at a rate equal to twelve percent (12%) per annum payable in cash from the date hereof until paid in full or the Maturity Date, whichever is earlier.

2. Prepayment. The Company may, at its sole election, prepay, in whole or in part, the outstanding principal or accrued interest under this Note at any time on or prior to the Maturity Date without penalty or premium.

3. Payments. All payments in respect of this Note shall be in immediately available lawful money of the Republic of Korea and shall be sent on the date of payment, at the address specified in the Purchase Agreement, or at such other address as may be specified from time to time by such Holder in a written notice delivered to the Company; provided, however, that any interest payment shall be paid separately, if Holder so elects, to such account or address as Holder may specify in writing. If any scheduled payment date is not a business day, such payment shall be made on the next succeeding business day.

4. Transferability. This Note evidenced hereby may not be pledged, sold, assigned or transferred.

5. Security Interest. The indebtedness evidenced by this Note is secured by certain collateral, as more particularly described in that certain Patent Security Agreement, dated as of the date hereof (as may be further amended, restated, supplemented or modified from time to time, the “Security Agreement” and together with the Note and the Purchase Agreement, the “Transaction Documents”), between the Company and the Holder.

6. Defaults and Remedies.

(a) Events of Default. Except as set forth in the Letter Agreement, an “Event of Default” shall occur if:

(i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable;

(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for ninety (90) days, or an order or decree approving or ordering any of the foregoing shall be entered;

(iii) the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

(iv) the Company shall have consummated a sale of its equity securities for cash in a single financing transaction or series of related financing transactions with aggregate net proceeds to the Company (after deduction of underwriting discounts, commissions and similar fees) of at least Four Million Dollars ($4,000,000) and any portion of this Note is outstanding sixty (60) business days after such consummation.

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(b) Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default (i) each of the unpaid principal amount of and accrued interest on the Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind and (ii) Holder shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Note and in any Transaction Document.

7. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

8. Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

9. Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in accordance with the Purchase Agreement.

10. Successors and Assigns. Subject to Section 4, all of the covenants, stipulations, promises, and agreements in this Note shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be determined in accordance with the provisions of the Purchase Agreement.

**************

(Signature Page Follows)

3

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issue Date first written above

Cortex Pharmaceuticals, Inc.

Address:

7700 Irvine Center Drive, Suite 750 Irvine, California 92618

By:
Mark A. Varney, Ph.D.
President and Chief Executive Officer

4

EXHIBIT B

Form of Warrant

Execution Copy

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ADDITIONALLY, THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED JUNE 25, 2012.

COMMON STOCK PURCHASE WARRANT

CORTEX PHARMACEUTICALS, INC.

Warrant Shares: 4,000,000	Issue Date: June 25, 2012

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Samyang Optics Co., Ltd. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the two year anniversary of the original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to Four Million (4,000,000) shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms shall have the meanings set forth in this Section 1:

“Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means a market or exchange on which the Common Stock is then listed or quoted for trading, including, without limitation, the NYSE Amex Equities Market, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the OTC Bulletin Board or a Pink OTC Market (or any successors to any of the foregoing).

“Transaction Documents” means the Securities Purchase Agreement dated June 25, 2012 between the Company and the purchaser signatory thereto (the “Purchase Agreement”), as well as the other agreements and documents contemplated thereby.

“Weighted Average Closing Price” means the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted for trading on a Trading Market other than the OTC Bulletin Board or the Pink OTC Market, the volume-weighted average closing prices of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P., (B) if the Common Stock is then listed or quoted for trading on the OTC Bulletin Board, the volume-weighted average closing prices of the Common Stock on the OTC Bulletin Board, or (C) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the closing prices per share of the Common Stock so reported.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto, the original Warrant certificate and payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.056, subject to adjustment hereunder (the “Exercise Price”).

c) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company or the Company’s transfer agent to the Holder promptly after the date of exercise. This Warrant shall be deemed to have been exercised on the first date on which all of the items in Section 2(a) above have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised, with payment to the Company of the Exercise Price prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

v. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Representation by the Holder; Restrictions. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain one or more legends relating thereto. The Holder further acknowledges that the Warrant Shares may not be offered or sold except in compliance with the Company’s right of first refusal contained in the Purchase Agreement and pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the Company to such effect, the substance of which shall be reasonably acceptable to the Company.

e) Call Provision. Subject to the provisions of this Section 2(e), if (i) the Weighted Average Closing Price for each of 10 consecutive Trading Days (the “Measurement Period”) exceeds one and one-half (1.5) times the Exercise Price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the original Issue Date) and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then the Company may, within 3 Trading Days of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.001 per Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”); indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (Los Angeles time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (Los Angeles time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (Los Angeles time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(e), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (Los Angeles time) on the Call Date, and (2) the Common Stock shall be listed or quoted for trading on the Trading Market, and (3) there is a sufficient number of authorized shares of Common Stock for issuance of all securities under the Transaction Documents.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c) Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant evidenced hereby may not be pledged, sold, assigned or transferred.

b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Effect of Consolidation, Merger or Sale. Notwithstanding anything in this Warrant to the contrary, this Warrant shall expire upon any (i) consolidation or merger of the Company with another entity, or any statutory exchange of securities with another entity, whereby the holders of voting capital stock of the Company immediately prior to such transaction hold less than 50% of the voting capital stock following such transaction, (ii) sale or all or substantially all of the Company’s assets to another entity or (iii) liquidation of the Company. The Company shall give the Holder at least fifteen (15) days advance notice of the closing of such transaction at its last address as it shall appear upon the Warrant Register of the Company; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice Holder’s or the Company’s respective rights, powers or remedies.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.

j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed by their respective officers thereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: June 25, 2012	By:
Name: Mark A. Varney, Ph.D.
Title: President & Chief Executive Officer

Accepted and agreed to this 25 day of June, 2012

SAMYANG OPTICS CO., LTD.

By:
Name: Seung Chan, Kim Title: President & Chief Executive Officer

NOTICE OF EXERCISE

TO:	CORTEX PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase             Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered by physical delivery of a certificate to:

(4) The undersigned is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

Security Agreement

Execution Copy

PATENT SECURITY AGREEMENT

This Patent Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of June 25, 2012, is executed by Cortex Pharmaceuticals, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in favor of Samyang Optics Co., Ltd. (“Secured Party”).

RECITALS

A. The Company and the Secured Party have entered into that certain Securities Purchase Agreement, dated as of even date herewith (as amended, modified, renewed or extended from time to time, the “Purchase Agreement”) pursuant to which the Company issued to the Secured Party that certain secured promissory note (the “Note”);

B. The Company is the owner of certain intellectual property, identified below, in which the Company is granting a security interest to the Secured Party; and

C. It is a condition precedent under the Purchase Agreement that the Company enter into this Security Agreement and grant to the Secured Party the security interests hereinafter provided to secure the obligations of the Company described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” means (a) the patents listed on Schedule 1 attached hereto, and (i) renewals thereof, (ii) reissues, continuations, divisions or reexaminations thereof, (iii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past and future infringements thereof, (iv) the right to sue for past, present and future infringements thereof (the foregoing patents, together with the items described in clauses (i)-(iv), are hereinafter referred to herein as the “Patents”); (b) all of the Company’s rights corresponding thereto throughout the world; (c) any license agreements with any other party, whether the Company is a licensor or licensee under any such license agreement in respect of the Patents; and (d) the goodwill of the Company’s business associated with the Patents.

“Event of Default” means a default or breach as described in Section 6(a) of the Note as described in that certain letter agreement between the Company and Holder, dated as of the date hereof.

“Lien” means any security interest, mortgage, pledge, charge, assignment, lien or other encumbrance of any kind.

“Obligations” means all obligations, howsoever arising, owed by the Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note or this Security Agreement, including, all interest, fees, charges, expenses and attorneys’ fees and costs payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; and (c) Liens in favor of the Secured Party.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, the Company hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Company in and to the Collateral.

3. Representations and Warranties. The Company hereby represents and warrants to Secured Party that:

(a) The Company is, as of the date of this Security Agreement, the owner of all of the Collateral free from any liens, security interests or encumbrances except for Permitted Liens, and no financing statement covering any of the Collateral or any proceeding thereof is on file in any public office.

(b) Upon the filing of UCC-1 financing statements or comparable documentation in the appropriate filing offices, Secured Party has a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.

4. Covenants Relating to Collateral. Unless and until there shall have occurred and be continuing an Event of Default, the Company shall retain the right to use the Collateral in the ordinary course of the Company’s business. The Company hereby agrees (a) to perform all acts that may be reasonably necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral, except for Permitted Liens; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof; (e) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral; (f) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; and (g) to comply with all material requirements of law relating to the possession, maintenance and control of the Collateral.

5. Power of Attorney. The Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to the Company or any third party for failure so to do) any act which the Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure and preserve the Collateral; (e) pay any indebtedness of the Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that the Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The Company agrees to reimburse Secured Party immediately upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Party may incur while acting as the Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6. Litigation and Other Proceedings

(a) The Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect the Collateral. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

(b) Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of the Company or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event the Company shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement. If Secured Party elects not to bring suit to enforce any right under the Collateral, including any license thereunder, the Company agrees to use all commercially reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

7. Default and Remedies.

(a) Default. The Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, including taking possession of the Collateral pursuant to judicial process or, if the taking can be accomplished without a breach of the peace, taking possession of the Collateral without judicial process, all rights granted by this Security Agreement and by law, including the right to require the Company to make the Collateral available to Secured Party at a place to be designated by Secured Party. Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to the Company, all of which are expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon the whole or from time to time any part of the Collateral or any interest which the Company may have therein. Notice of any sale or other disposition of the Collateral shall be given to the Company at least twenty (20) days before the time of any intended public or private sale or other disposition of the Collateral is made, which the Company hereby agrees shall be reasonable notice of such sale or other disposition. In furtherance of Secured Party’s rights hereunder, the Company hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Company) to use, license or sublicense the Collateral after the occurrence and during the continuation of any Event of Default on such terms as the Secured Party may deem to be necessary or desirable. Upon taking possession of the Collateral, Secured Party may sell, lease, license or otherwise dispose of the Collateral using commercially reasonable means and if commercially reasonable may do so by public or private proceedings. Secured Party may purchase the Collateral at a public disposition or at a private disposition if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the Obligations then owing or unpaid; and

(iii) Third, to the payment of the surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission prior to 5:30 p.m. Los Angeles time), on the day of delivery, (ii) if delivered by U.S. nationally recognized overnight courier service, on the next Business Day after mailing, or (iii) upon actual receipt by the party to whom such notice is required by be given. For purposes of this Agreement, “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close. Notices shall be deemed to be deemed properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

(1) if to Secured Party, to:

Samyang Optics Co., Ltd

15th F, KT Tower 422, Teheran-ro,

Gang Nam Gu, Seoul, Korea

Attention:

Telephone:

Facsimile:

Email:

(2) if to the Company:

Cortex Pharmaceuticals, Inc.

7700 Irvine Center Drive, Suite 750,

Irvine, California 92618

Attention: Chief Executive Officer

Telephone: (949) 727-3157

Facsimile: (949) 727-3657

Email:

with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Telephone: (949) 725-4000

Facsimile: (949) 725-4100

Email:

(b) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the

Company. Upon such termination Secured Party hereby authorizes the Company to file any UCC termination statements necessary to effect such termination and Secured Party will, at the Company’s expense, execute and deliver to the Company any additional documents or instruments as Company shall reasonably request to evidence such termination; provided, however, if at any time after payment to Secured Party and the release of the security interest in the Collateral, any payments to the Secured Party must be disgorged, returned or otherwise paid back by the Secured Party for any reason (including, without limitation, the bankruptcy of the Company), this Agreement, the security interest in the Collateral, and the relative rights and priorities set forth herein shall be reinstated as to all such payments that are disgorged, returned or otherwise paid back by the Secured Party as though such payments had not been made.

(c) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended nor modified, nor may any of its terms be waived, except by written instruments signed by the Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and the Company and their respective successors and assigns.

(f) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Purchase Agreement, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. The Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h) Construction. This Security Agreement is the result of negotiations among, and has been reviewed by, the Company, Secured Party and their respective counsel. Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Secured Party.

(i) Entire Agreement. This Security Agreement taken together with the Purchase Agreement, the Note and the documents executed in connection therewith constitute and contain the entire agreement of the Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j) Other Interpretive Provisions. References in this Security Agreement to any document, instrument or agreement (i) includes all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof, and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The words “include” and “including” and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.

(k) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflicts of law rules (except to the extent governed by the UCC).

(l) Counterparts. The Security Agreement may be executed and delivered by facsimile or by electronic messaging system and the signature of any party to this Security Agreement delivered by facsimile or an electronic messaging system shall be deemed an original signature for all purposes. This Security Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The partially executed signature page of any counterpart of this Security Agreement may be attached to any other partially executed counterpart of this Security Agreement without impairing the legal effect of the signature(s) on such signature page.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Security Agreement to be executed as of the day and year first above written.

COMPANY

CORTEX PHARMACEUTICALS, INC.

By:
Mark A. Varney, Ph.D.
President and Chief Executive Officer

ACCEPTED AND AGREED:

SECURED PARTY

SAMYANG OPTICS CO., LTD.

By:
Seung Chan, Kim
President and Chief Executive Officer

[Signature page to Security Agreement]

SCHEDULE 1

TO SECURITY AGREEMENT

Patent Number	Date	Description
PCT/US07/26415; WO 2008/085505	January 3, 2007	Mueller et al, “3-Substituted-[1,2,3]-Benzotriazinone Compounds for Enhancing Glutamatergic Synaptic Responses”

PCT/US08/10877; WO 2009/038752	September 20, 2007	Mueller et al, “3-Substituted 1,2,3-Triazin-4-ones and 3-Substituted 1,3-Pyrimidones for Enhancing Glutamatergic Synaptic Responses”

PCT/US08/009508; WO 009/023126	August 10, 2007	Mueller R and L Street, “Bicyclic Amides for Enhancing Glutamatergic Synaptic Responses”

PCT/US2010/00255; WO 2010/087981	August 10, 2007	Mueller R and L Street, “Bicyclic Amides for Enhancing Glutamatergic Synaptic Responses”

PCT/US2010/00254; WO 2010/ 087980	August 10, 2007	Mueller R and L Street, “Bicyclic Amides for Enhancing Glutamatergic Synaptic Responses”

EXHIBIT D

Amendment